Exhibit 10.25

007 FOURTEENTH STREET, N.W. WASHINGTON, D. C. 20005-2018 TELEPHONE (202) 434-0700 FACSIMILE (202) 434-0800	Rogers & Wells Two Hundred Park Avenue New York, N.Y. 10166-0153 TELEPHONE (212) 878-8000 FACSIMILE (212) 878-8375	40 BASINGHALL STREET LONDON EC2Y 506, ENGLAND TELEPHONE 44-171-628-0101 FACSIMILE 44-171-828-8111

444 SOUTH FLOWER STREET LOS ANGELES, CA 90071-2901 TELEPHONE (213) 689-2900 FACSIMILE (213) 689-2999		WESTENDSTRASSE 16-22 60326 FRANKFURT/MAIN FEDERAL REPUBLIC OF GERMANY TELEPHONE 49-69-97-14-78-0 FACSIMILE 49-69-97-14-78-33

47 AVENUE HOCHE 75008 PARIS, FRANCE TELEPHONE 33-1-44-09-48-00 FACSIMILE 33-1-44-09-46-01 33-1-42-67-50-81		ONE EXCHANGE SQUARE B CONNAUGHT PLACE CENTRAL, HONG KONG TELEPHONE (852) 2844-3500 FACSIMILE (852)2844-3555

MEMORANDUM

TO:	Thomas D. Wright, Jr.	DATE:	April 2, 1997

FROM:	Howard M. Endelman	CC:	Steven A. Hobbs

RE:	NATC/NTC

Attached for your files please find a copy of the Trademark Consent Agreement dated March 26, 1997 by and between North Atlantic Trading Company, Inc. and Bolloré Technologies, S.A.

Best regards.

H.M.E.

TRADEMARK CONSENT AGREEMENT

This agreement, made this 26th day of March, 1997, by and between North Atlantic Trading Company, Inc. (hereinafter referred to as “NATC”), a Delaware Corporation, whose address is 3200 Beechleaf Court Suite 920, Raleigh USA and Bolloré Technologies, S.A., a French Corporation whose address is Odet 29500 Commune d’Ergué-Gabéric France (hereinafter referred to as “Bolloré”);

WHEREAS, NATC is the owner of, inter alia, the marks shown on Schedules Al and A2, and where applicable the registrations and applications relating thereto (“NATC Marks”) attached hereto; and

WHEREAS, Bolloré is the owner of, inter alia, the marks shown on Schedules B1 and B2, and where applicable the registrations and applications relating thereto (“Balloré Marks”) attached hereto;

WHEREAS, NATC desires to use and register the NATC Marks set forth in Schedule A2, for the goods specified therein; and

WHEREAS, Bolloré desires to use and register the Bolloré Marks set forth in Schedule B2, for the goods recited therein; and

WHEREAS, NATC and Bolloré mutually recognize the validity of each other’s marks as set forth in the attached Schedules,

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree and state as follows:

1.          NATC believes there is no likelihood of confusion or conflict between its NATC Marks shown on Schedules A1 and A2, and the Bolloré Marks, shown on Schedules B1 and B2;

2.          Bolloré believes there is no likelihood of confusion or conflict between its Bolloré Marks shown on Schedules B1 and B2, and the NATC Marks shown on Schedules A1 and A2.

3.          NATC will take no action to interfere with the use and/or registration of the Bolloré Marks shown on Schedules B1 and B2.

4.          Bolloré will take no action to interfere with the use and/or registration of the NATC Marks shown on Schedules A1 and A2.

5.          Bolloré is a specialist in the manufacture of cigarette papers. Bolloré manufactures cigarette paper bobbins and those bobbins are converted into booklets in accordance with specific instructions of Bolloré. Hence, Bolloré strictly controls the quality of its cigarette paper bobbins and the converting thereof into booklets, and therefore the quality of the cigarette papers which arc sold to the public under the Bolloré Marks.

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6.          NATC is a specialist in the field of tobacco products. NATC strictly controls the processing and packaging of its tobacco products and therefore the quality of the tobacco products which are sold to the public under the NATC Marks.

7.          Pursuant to an agreement between the parties, NATC is the exclusive United State distributor of cigarette paper sold under the Bolloré Marks. Each booklet bears a statement identifying NATC simply as distributor.

8.          NATC and Bolloré acknowledge that the purchasing public is not and will not be harmed by the relationship between the parties. The parties acknowledge that their respective marks have been used in the United States on their respective products, for more than 20 years, without any known confusion of the purchasing public.

9.          Except as otherwise agreed between the parties, in order to avoid any potential confusion, NATC agrees not to use the NATC Marks within the United States on cigarette papers, and Bolloré agrees not to use the Bolloré Marks on any tobacco products within the United States.

10.        In the unlikely event that any consumers are confused as to the source of origin of either party’s goods, the parties agree to take such further steps as are reasonable and necessary under the circumstances to correct such confusion.

11.        NATC consents to the use and registration by Bolloré of the Bolloré Marks which are shown on Schedule B2, for the goods recited therein.

12.        Bolloré consents to the use and registration by NATC of the NATC Marks which are shown on Schedule A2, for the goods recited therein.

13.        Each party shall reasonably cooperate with the other in obtaining and preserving registrations for the Marks shown on the Schedules by providing the other with Letters of Consent or any other such documents which may be reasonably required in order to overcome any official actions or objections which may be made by the trademark office in any country or territory. Any expenses associated with the preparation and filing of any such letters or documents will be borne by the requesting party.

14.        Each party shall have the right, but nor the obligation, to terminate all of the rights granted hereunder if the other party is in material breach of any of its obligations hereunder.

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15.        This Agreement and the provisions herein will be binding at all times upon and inure to the benefit of the parties hereto, their successors and assigns. This Agreement constitutes the entire agreement between the parties and may not be changed, modified, amended or supplemented, except in a writing signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

NORTH ATLANTIC TRADING COMPANY, INC.

JACK AFRICK
Dated: 26th March 1997	By:	/s/ Jack Africk
Name:
Title: Director and Chief Executive Officer

BOLLORÉ TECHNOLOGIES, S.A.

Dated: 26th March 1997	By:	/s/ Cedric Bollore
Name: CEDRIC BOLLORÉ
Title: Marketing Director Industrial Divisions

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SCHEDULE A1

Mark/Goods	Reg. No.	Date Registered

ZIG-ZAG for cigars	1,133,291	April 15, 1980

ZIG-ZAG and Design for cigarette tobacco	1,512,985	November 15, 1988

ZIG-ZAG for cigarette tobacco	1,472,580	January 12, 1988

ZIG-ZAG CANADIAN BLEND for smoking tobacco	1,756,211	March 2, 1993

ZIG-ZAG CANADIAN ROYAL BLEND for smoking tobacco	1,753,378	February 15, 1993

ZIG-ZAG And Design for smoking tobacco	1,775,416	June 8, 1993

SCHEDULE A2

Mark/Goods	Appln. No.	Filing Date

ZIG-ZAG (stylized) for cigars	74/562,128	April 17, 1995
DESIGN of a band for cigars	74/562,143	April 17, 1995
ZIG-ZAG Add Design for cigars	74/691,043	June 20, 1995
ZIG-ZAG COLD STANDARD for cigarette tobacco	71/573,369	May 11, 1995

Schedule B1

Bollore Technologies
Registered Trademarks

Trademark	Registration Date	Registration No.	Goods
MAN’S HEAD DESIGN	March 25, 1983	Canadian Registration 278058	Cigarette papers.
MAN’S HEAD DESIGN	August 9, 1983	U.S. Registration 1247856	Cigarette papers.
ZIG-ZAG	August 16, 1955	U.S. Registration 610530	Cigarette papers.
ZIG-ZAG	December 18, 1979	U.S. Registration 1127946	Cigarette papers.

Schedule B2

Bollore Technologies
Marks to Be Registered

Trademark	Filing Date	Goods
SMOKING MAN DESIGN	April 17,1995	Cigarette papers.
SMOKING MAN IN CIRCLE DESIGN	June 16, 1995	Cigarette papers.